Exhibit 32.1

NOBEL LEARNING COMMUNITIES, INC.

CERTIFICATIONS PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of Nobel Learning Communities, Inc. (the “Company”) on Form 10-Q for the quarter ended April 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George H. Bernstein, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that based on my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George H. Bernstein
George H. Bernstein
Chief Executive Officer

Date: May 12, 2011